UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

Aduro Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37345	94-3348934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, 3C Berkeley, California		94710
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and supplements the Item 2.01 and Item 3.02 disclosure in the Current Report on Form 8-K of Aduro Biotech, Inc. (the “Company”) filed with the Securities and Exchange Commission on September 24, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 30, 2015, the Company completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding shares of BioNovion Holding B.V., a private limited liability company organized under the laws of the Netherlands (“BioNovion”), pursuant to the Share Sale Agreement (the “Purchase Agreement”), dated September 24, 2015, by and among the Company, Aduro Netherlands Coöperatief U.A., a cooperative organized under the laws of the Netherlands and a wholly-owned indirect subsidiary of the Company (“Aduro Netherlands”), BioNovion, and the shareholders of BioNovion (the “Sellers”). Pursuant to the terms of the Purchase Agreement, Aduro Netherlands acquired all of the issued and outstanding shares of BioNovion from the Sellers for an aggregate purchase price of (i) EUR 14,500,000 in cash and (ii) 697,306 shares of common stock of the Company (the “Common Stock”), subject to a post-closing adjustments based on working capital, net cash and borrowings of BioNovion and its subsidiary as of the closing date under the Purchase Agreement.

The Sellers have the opportunity to receive additional contingent payments from Aduro as follows: (i) EUR 6,000,000 upon acceptance by the U.S. Food and Drug Administration of an investigational new drug application for a specified BioNovion antibody product candidate; and (ii) EUR 20,000,000 upon receipt by BioNovion of a $40,000,000 milestone payment by the licensee under a pre-existing antibody discovery and license agreement, triggered by marketing authorization for the first indication in the United States for a specified BioNovion antibody product candidate.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2015.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to Item 2.01 of this Current Report on Form 8-K regarding the Purchase Agreement. The disclosure contained in Item 2.01 with respect to the Purchase Agreement is hereby incorporated by reference in its entirety into this Item 3.02.

The shares of the Common Stock issued in the Acquisition were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Regulation S promulgated under the Securities Act. Each of the Sellers acknowledged it received restricted securities and the securities contain a legend stating the same.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company intends to file the financial statements of BioNovion required by this item by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by this item with respect to the Acquisition of BioNovion by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2015	ADURO BIOTECH, INC.

	By:	/s/ Jennifer Lew
Jennifer Lew
Senior Vice President of Finance

3